EXHIBIT 22


                       LIST OF SUBSIDIARIES OF CULP, INC.


                           CULP INTERNATIONAL, INC.
                           INCORPORATED IN VIRGIN ISLANDS

                           3096726 CANADA INC.
                           INCORPORATED UNDER LAWS OF CANADA

                           RAYONESE TEXTILE INC.
                           INCORPORATED UNDER LAWS OF CANADA